UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On March 24, 2020, HTG Molecular Diagnostics, Inc., a Delaware corporation referred to herein as we, us, our or the Company, entered into a purchase agreement, or the Purchase Agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we may sell to Lincoln Park up to $20,000,000 of shares of our common stock, or the Purchase Shares, from time to time over the 36-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park, or the Registration Rights Agreement, pursuant to which we agreed to register the sale of the shares of our common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to our existing shelf registration statement on Form S-3 or a new registration statement.

After the Commencement Date (as defined below), on any business day over the term of the Purchase Agreement, we have the right, in our sole discretion, to present Lincoln Park with a purchase notice, each referred to herein as a Purchase Notice, directing Lincoln Park to purchase up to 300,000 Purchase Shares per business day, or a Regular Purchase, which amounts may be increased to up to 400,000 Purchase Shares depending on the market price of our common stock at the time of sale or may be increased to up to 2,500,000 Purchase Shares upon mutual agreement by the Company and Lincoln Park (in each case subject to proportional adjustments for stock splits, combinations and similar transactions that occur after the date of the Purchase Agreement). The Purchase Agreement provides for a purchase price per Purchase Share, or the Purchase Price, equal to the lesser of:

•	the lowest sale price of our common stock on the Nasdaq Capital Market on the purchase date of such shares; and
•

the average of the three lowest closing sale prices for our common stock on the Nasdaq Capital Market during the ten consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which we submit a Purchase Notice for the maximum amount allowed for such a Regular Purchase to Lincoln Park, we also have the right, in our sole discretion, to present Lincoln Park with an accelerated purchase notice, or an Accelerated Purchase Notice, directing Lincoln Park to purchase an amount of stock, or an Accelerated Purchase, equal to up to the lesser of (i) three times the number of shares purchased pursuant to such Purchase Notice; and (ii) 30% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, with such period of time on the applicable Accelerated Purchase date referred to herein as the Accelerated Purchase Measurement Period, provided that Lincoln Park will not be required to buy Purchase Shares pursuant to an Accelerated Purchase Notice that was received by Lincoln Park on any business day on which the last closing trade price of our common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.20 per share (subject to adjustment as described above). The purchase price per share for each such Accelerated Purchase will be equal to the lesser of:

•	97% of the volume-weighted average price of our common stock on the Nasdaq Capital Market during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and
•	the closing sale price of our common stock on the Nasdaq Capital Market on the applicable Accelerated Purchase date.

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an amount of stock, or an Additional Accelerated Purchase, equal to up to the lesser of (i) three times the number of shares purchased pursuant to the Regular Purchase made on such date; and (ii) 30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, such period of time on the applicable Additional Accelerated Purchase date is referred to herein as the Additional Accelerated Purchase Measurement Period, provided that the closing price of our common stock on the business day immediately preceding such business day is not below $0.20 per share (subject to adjustment as described above). The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:

•

97% of the volume-weighted average price of our common stock on the Nasdaq Capital Market during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•	the closing sale price of our common stock on the Nasdaq Capital Market on the applicable Additional Accelerated Purchase date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the Purchase Price. The aggregate number of shares that we can sell to Lincoln Park under the Purchase Agreement may in no case exceed 11,680,793 shares (subject to adjustment as described above) of our common stock (which is equal to approximately 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement), or the Exchange Cap, unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3477 per share (subject to adjustment as described above) (which represents the closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the Purchase Agreement, plus an incremental amount, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules); provided that at no time shall Lincoln Park (together with its affiliates) beneficially own more than 9.99% of our issued and outstanding common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, the date on which all requisite conditions have been satisfied is referred to herein as the Commencement Date, which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, approval for listing on Nasdaq Capital Market of the shares of our common stock issued or sold by us to Lincoln Park under the Purchase Agreement, the issuance of 615,384 shares of our common stock to Lincoln Park as Commitment Shares under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. We anticipate that such conditions will be satisfied on or around March 25, 2020. The Purchase Agreement may be terminated by us at any time, at our sole discretion, without any cost or penalty. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our common stock. While we have agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, we did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of our capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that we receive under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to our effective shelf registration statement on Form S-3 (File No. 333-229045), or the Registration Statement, and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or around the Commencement Date, or the Prospectus Supplement. A copy of the legal opinion as to the legality of the shares of our common stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the Securities and Exchange Commission, or SEC.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.02Results of Operations and Financial Condition.

On March 25, 2020, we filed the Prospectus Supplement with the SEC. In the Prospectus Supplement, we disclosed that our net tangible book value and net tangible book value per share as of December 31, 2019 were $23.7 million and $0.373, respectively. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the offering under the Purchase Agreement, including when any applicable closing conditions under the Purchase Agreement may be satisfied, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on November 12, 2019 under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Cooley LLP.
10.1	Purchase Agreement, dated as of March 24, 2020, by and between the Company and Lincoln Park.
10.2	Registration Rights Agreement, dated as of March 24, 2020, by and between the Company and Lincoln Park.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2020	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer